New Jersey Office 412 Mt. Kemble Ave. | Suite 110C Morristown, NJ 07960 P. 973.461.5200 | F. 973.605.2942

FOR IMMEDIATE RELEASE

Cover-All’s Shareholders Approve Merger with Majesco

Morristown, New Jersey, June 22, 2015 – Cover-All Technologies Inc. (NYSE MKT: COVR), a leading provider of innovative and modern P/C insurance technology solutions, announced today that its shareholders have approved Cover-All’s adoption of the Agreement and Plan of Merger, signed on December 14, 2014 and amended on February 18, 2015, and the proposed merger of Cover-All with and into Majesco, a global provider of core systems and services to the insurance industry, with Majesco continuing as the surviving entity.

Shares representing more than 68% of Cover-All’s issued and outstanding shares were voted with more than 95% of the votes cast in favor of the proposal, representing more than 65% Cover-All's issued and outstanding shares.

“I am pleased by the strong shareholder support for this merger transaction,” said Manish Shah, President and CEO of Cover-All.

The closing of the merger is anticipated to occur on Friday, June 26, 2015. Under the terms of the merger agreement, each outstanding share of common stock of Cover-All will be exchanged for 0.21641 of a share of common stock of Majesco. No fractional shares of Majesco common stock will be issued to Cover-All stockholders in the merger. Instead, Cover-All stockholders will be entitled to receive the next highest number of whole shares of Majesco common stock in lieu of any fractional shares of Majesco common stock that they would otherwise be entitled to receive in the merger.

All outstanding and unexercised options to purchase Cover-All common stock, whether or not exercisable or vested, will be replaced and substituted for by options to purchase Majesco common stock on the same terms and conditions as were applicable to such options immediately prior to the effective time of the merger, with the number of shares subject to, and the exercise price applicable to, such options being appropriately adjusted based on the exchange ratio described above. The terms of each restricted stock unit (“RSU”) that is settleable in shares of Cover-All common stock that is outstanding and unvested prior to the effective time of the merger and does not fully vest by its terms as of the effective time will be adjusted as necessary and replaced and substituted for by a RSU to acquire Majesco common stock on the same terms and conditions as were applicable to such RSU immediately prior to the effective time, as adjusted based on the exchange ratio described above.

www.cover-all.com

New Jersey Office 412 Mt. Kemble Ave. | Suite 110C Morristown, NJ 07960 P. 973.461.5200 | F. 973.605.2942

The shares of the combined company will be publicly traded on the NYSE MKT under ticker symbol MJCO on or about June 29, 2015, subject to official notice of issuance.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed merger of Cover-All with and into Majesco, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products, and any other statements regarding Majesco’s and Cover-All’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. These statements are based on management’s current expectations and/or beliefs and assumptions that management considers reasonable, which assumptions may or may not prove correct.

Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the following: (i) the expected timeframe for completing the merger described herein (the “Merger”) and the transactions contemplated thereby; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement described herein (the “Merger Agreement”); (iii) the risk that one or more of the conditions to closing of the Merger may not be satisfied, including, without limitation, the consummation of the reorganization of Majesco or regulatory approvals necessary for such reorganization or the listing of the combined company’s common stock on the NYSE MKT; (iv) the risk of disruptions to current plans and operations, increased operating costs and the potential difficulties in maintaining customer, supplier, employee, operational and strategic relationships as a result of the announcement and consummation of the Merger or otherwise; (v) adverse results in any legal proceedings that may be instituted against Cover-All, Majesco, their respective affiliates or others following announcement of the Merger Agreement and transactions contemplated thereby; (vi) the risk that unexpected costs will be incurred in connection with the Merger; (vii) the risk that the projected value creation and efficiencies from the Merger will not be realized, or will not be realized within the anticipated time period; (viii) Majesco’s ability to promptly, efficiently and effectively integrate Cover-All’s operations into those of the combined company; (ix) the lack of a public market for shares of Majesco’s common stock and the possibility that a market for such shares may not develop; (x) working capital needs; (xi) continued compliance with government regulations; (xii) labor practices; (xiii) the combined company’s ability to achieve increased market acceptance for its product and service offerings and penetrate new markets; and (xiv) the possibility that Cover- All or Majesco may be adversely affected by other economic, business and/or competitive factors, including rapidly changing customer preferences and trends.

www.cover-all.com

New Jersey Office 412 Mt. Kemble Ave. | Suite 110C Morristown, NJ 07960 P. 973.461.5200 | F. 973.605.2942

Additional information concerning these and other factors can be found in Cover-All’s filings with the SEC, including Cover-All’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in the Registration Statement on Form S-4 filed by Majesco in connection with the proposed transaction and the most recent Annual Report on Form 10-K filed by Majesco. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Majesco and Cover-All are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by applicable law.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All provides P/C insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs. With offices in Morristown, NJ and Honolulu, HI, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way P/C insurance business is conducted. In December 2014, Cover-All announced that it has signed a definitive agreement to merge with Majesco*. For more details on Majesco please visit www.majesco.com

* Press Release: Cover-All and Majesco Announce Definitive Merger Agreement to Create a World-Class Insurance Solutions Company

Additional information is available online at www.cover-all.com.

Corporate Contact	Investor & Media Contact
Ann Massey Chief Financial Officer (973) 461-5190 amassey@cover-all.com	SM Berger & Co Andrew Berger (216) 464-6400 andrew@smberger.com

www.cover-all.com